EXHIBIT 99.2

NEWS

FOR IMMEDIATE RELEASE

DOCOMO to Acquire Shares in PacketVideo from NextWave Wireless

SAN DIEGO – August 1, 2010 – PacketVideo Corporation, a pioneer in multimedia services, today announced that NTT DOCOMO, INC. (TSE:9437; LSE: NDCM; NYSE:DCM), one of the world’s largest and most advanced mobile operators, will acquire the remaining shares of PacketVideo held by NextWave Wireless Inc. (OTCQB: WAVE).

The transaction follows DOCOMO’s acquisition of 35 percent of PacketVideo in July 2009. Under the terms of the agreement, DOCOMO will acquire NextWave’s remaining interest in PacketVideo for $111.6 million (USD). PacketVideo will become a wholly-owned subsidiary of NTT DOCOMO and will operate as an autonomous operation with its own board of directors under the leadership of founder and longtime President and CEO, Dr. James Brailean. PacketVideo will continue to support all of its worldwide customers, with the majority of its business coming from outside of Japan.

“DOCOMO has been a strong partner and customer of PacketVideo since the very beginning of the company,” said Brailean. “We are pleased that DOCOMO, which is known throughout the world for innovation, has provided such a strong endorsement of our products, our strategy and our technology. PacketVideo sits at the center of the media convergence revolution, and we plan to use this transaction to further accelerate our business.”

“We are delighted to have the opportunity to extend our longstanding partnership with PacketVideo,” said Kiyohito Nagata, Senior Vice President, NTT DOCOMO. “We have enjoyed a productive partnership since 1998, with the company’s industry-leading multimedia software solutions shipping in more than 100 DOCOMO handset models. Our strategic relationship with PacketVideo further strengthens DOCOMO’s position in music and video services in Japan, including the creation of an all-new domain of services that allow users to easily link their mobile handsets with home electronic devices to enjoy and share content.”

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About PacketVideo
Founded in 1998, PacketVideo is the software pioneer powering the world’s leading multimedia services on millions of home and mobile devices.  PacketVideo is known for multimedia services built for wireless operators. In addition, PacketVideo’s Twonky consumer brand is widely regarded as the leader in software for media discovery, enjoyment and sharing in the connected home. For more information, visit www.pv.com.

Note Regarding Forward-Looking Statements: This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC’s website at www.sec.gov.  PacketVideo makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

NextWave will file a proxy statement with the Securities and Exchange Commission (the "SEC") regarding the proposed transaction.  NEXTWAVE STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the proxy statement and other documents filed by NextWave (when available), at the SEC's Web site at www.sec.gov or at NextWave's Web site at www.nextwave.com. The proxy statement and such other documents may also be obtained for free, when they become available from NextWave, by directing such request to Investor Relations, NextWave Wireless Inc., 12264 El Camino Real, Suite 305, San DIego, California 92130, telephone: 858-731-5300.

NextWave and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from NextWave's stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in NextWave's proxy statement relating to the 2010 annual meeting of stockholders and annual report on Form 10-K for the fiscal year ended January 2, 2010, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Contact:
Jeff Seedman
Ruder Finn for PacketVideo
(415) 249-6763
seedmanj@ruderfinn.com